CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund V, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.





Date:   August 8, 2003                      /s/ James M. Seneff, Jr.
                                            -------------------------------
                                            Name:  James M. Seneff, Jr.
                                            Title: Chief Executive Officer


                                            A signed  original  of this  written
                                            statement  required  by Section  906
                                            has been provided to CNL Income Fund
                                            V, Ltd.  and will be retained by CNL
                                            Income Fund V, Ltd. and furnished to
                                            the    Securities    and    Exchange
                                            Commission   or   its   staff   upon
                                            request.